Exhibit 99.1

Metsera Reports Second Quarter 2025 Financial Results and Continued Portfolio Progress

MET-097i (fully biased once-monthly GLP-1 RA) VESPER-1 and interim VESPER-3 data release expected in September 2025; Phase 3 initiation on track for late 2025

MET-233i (once-monthly amylin analog) delivered class-leading Phase 1 results including 8.4% five-week weight loss and 19-day half-life; 12-week monotherapy data expected in late 2025

MET-233i + MET-097i 12-week co-administration data expected by year-end 2025 or early 2026

Oral peptide programs on track; four-week data for selected lead (MET-097o or MET-224o) expected in late 2025

$530.9 million cash and cash equivalents support runway into 2027

NEW YORK, July 28, 2025 – Metsera, Inc. (Nasdaq: MTSR), a clinical-stage biopharmaceutical company accelerating the next generation of medicines for obesity and metabolic diseases, today reported second quarter 2025 financial results and continued portfolio progress.

“The second quarter of 2025 saw rapid progress across our category-leading pipeline of ultra-long acting, combinable injectable and oral nutrient-stimulated hormone analogs,” said Whit Bernard, Chief Executive Officer. “We reported positive Phase 1 data from MET-233i, our first-in-class once-monthly amylin candidate, demonstrating exceptional efficacy with favorable tolerability, and enabling a potential first-in-category monthly multi-NuSH combination. Additionally, we completed enrollment in the VESPER-2 and -3 studies with MET-097i ahead of schedule, enabling an accelerated release of interim VESPER-3 tolerability data in tandem with VESPER-1. We remain on track to deliver all of our committed clinical milestones, including initiation of a global Phase 3 program for MET-097i in late 2025.”

Pipeline Highlights and Upcoming Milestones

MET-097i: VESPER-1 and interim VESPER-3 data release expected in September 2025; Phase 3 initiation on track for late 2025.

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MET-097i is a fully biased, monthly, ultra-long acting, subcutaneously injectable GLP-1 receptor agonist (RA) which has demonstrated highly competitive body weight loss and excellent tolerability in clinical trials.
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The VESPER program includes three ongoing Phase 2b trials designed to further evaluate the differentiated profile of MET-097i and enable rapid transition into Phase 3 clinical trials. All three trials (VESPER-1, VESPER-2, and VESPER-3) are fully enrolled and on track.
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We expect to release topline data from VESPER-1 together with interim data from the titration phase of VESPER-3 in September 2025. Combined, these data will inform the weekly dosing regimens we plan to investigate in Phase 3 trials.

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We expect to release topline 28-week results from the monthly dosing portion of VESPER-3 by year-end 2025 or in early 2026.
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We are on track to initiate the Phase 3 program of MET-097i in late 2025.

MET-233i: Delivered class-leading Phase 1 results, including 8.4% five-week weight loss and 19-day observed half-life; 12-week monotherapy data expected in late 2025

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MET-233i is a monthly, ultra-long acting, subcutaneously injectable amylin analog in ongoing clinical trials as a monotherapy and co-administered with MET-097i.
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In June, we presented five-week weight loss, tolerability, and pharmacokinetic data for MET-233i monotherapy, positioning MET-233i as a first-in-class monthly amylin analog with potentially best-in-class efficacy and placebo-like tolerability.
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In these data, MET-233i demonstrated mean placebo-subtracted weight loss up to 8.4% at Day 36, and placebo-like tolerability on candidate starting doses.
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MET-233i also demonstrated a 19-day observed half-life and matched pharmacokinetics to MET-097i, enabling a potential first-in-category monthly multi-NuSH combination with MET-097i.
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We expect to announce topline 12-week data from the MET-233i monotherapy trial in late 2025.

MET-233i + MET-097i: 12-week co-administration data expected by year-end 2025 or in early 2026

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We expect to announce topline 12-week data from the MET-233/097 co-administration trial by year-end 2025 or in early 2026.

Oral peptide platform: MET-097o program and alternate candidate MET-224o on track; four-week topline data for selected lead expected in late 2025.

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MET-097o and MET-224o are oral, fully biased, ultra-long acting GLP-1 receptor agonists in development for the treatment of obesity and overweight.
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Preliminary four-week weight loss, tolerability, and pharmacokinetic data for the selected lead candidate are expected in late 2025.

Additional key pipeline programs: Combination and prodrug candidates continue to advance, with multiple clinical milestones expected in late 2025 and early 2026.

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Preliminary data from co-administration of MET-034, an ultra-long acting GIP RA (Metsera’s third HALO™-engineered peptide in clinical testing), with MET-097i are expected in late 2025.
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IND-enabling studies progressing for MET-815, a prodrug of MET-097i with potential for quarterly maintenance dosing; clinical trial initiation planned for year-end 2025 or early 2026.

Second Quarter 2025 Financial Results

Cash Position: Cash and cash equivalents were $530.9 million as of June 30, 2025, compared to $352.4 million as of December 31, 2024. Based on current operating plans, we estimate our existing cash and cash equivalents will be sufficient to fund projected operating expenses, working capital and capital expenditure needs into 2027.

R&D Expenses: Research and development (R&D) expenses for the three and six months ended June 30, 2025, were $60.5 million and $117.7 million, respectively, compared to $20.9 million and $38.7 million for the three and six months ended June 30, 2024, respectively. The increases in R&D expense were driven by product candidate development costs related to our preclinical, clinical and contract manufacturing as well as increases in personnel-related expenses, including stock-based compensation, to support our ongoing research and development activities.

G&A Expenses: General and administrative (G&A) expenses for the three and six months ended June 30, 2025, were $11.5 million and $20.1 million, respectively, compared to $5.6 million and $9.7 million for the three and six months ended June 30, 2024, respectively. The increases in G&A expenses primarily related to personnel-related expenses, including stock-based compensation, as well as professional fees and other costs associated with being a public company.

Net Loss: Net loss was $68.7 million and $145.3 million, respectively, for the three and six months ended June 30, 2025, compared to $26.7 million and $46.6 million for the three and six months ended June 30, 2024, respectively. Net loss for the three and six months ended June 30, 2025, consisted of R&D and G&A expenses totaling $72.0 million and $137.8 million, respectively, and a change in fair value of contingent consideration of a benefit of $0.9 million and an expense of $13.2 million, respectively. Net cash used in operating activities for the six months ended June 30, 2025 was $113.3 million.

About Metsera

Metsera is a clinical-stage biopharmaceutical company accelerating the next generation of medicines for obesity and metabolic diseases. Metsera is advancing a broad portfolio of oral and injectable incretin, non-incretin and combination therapies with potential best-in-class profiles to address multiple therapeutic targets and meet the future needs of a rapidly evolving weight loss treatment landscape. Metsera was founded in 2022 and is based in New York City. For more information, please visit us at www.metsera.com and follow us on LinkedIn and X.

Metsera may use its website as a distribution channel of material information about the Company. Financial and other important information regarding the Company is routinely posted on and accessible through the Investors & News section of its website at investors.metsera.com. In addition, you may sign up to automatically receive email alerts and other information about the Company by using the “Email Alerts” option on the Investors & Media page and submitting your email address.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact should be considered forward-looking statements, including, without limitation, statements related to the timelines and design of the Company’s clinical and pre-clinical trials and data releases; the Company’s product candidate pipeline and milestone events; potential benefits of treatment with the Company’s product candidates; anticipated market opportunity and strategy; and the Company’s future financial results and cash flow projections. When used herein, words including “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All forward-looking statements are based upon the Company’s current expectations and various assumptions. The Company believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. The Company may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, our limited operating history; our ability to generate revenue or become profitable; failure to obtain additional capital when needed on acceptable terms or at all; raising additional capital may cause dilution to our stockholders or require us to relinquish rights to our technologies or product candidates; our dependence on the success of our product candidates; risks associated with preclinical and clinical development; difficulties or delays in the commencement or completion, or the termination or suspension, of clinical trials; our ability to timely enroll patients in our clinical trials; if our current or future product candidates are associated with side effects, adverse events or other properties or safety risks; risks associated with the regulatory approval processes of the FDA and comparable foreign authorities; risks associated with conducting clinical trials and preclinical studies outside of the United States; our reliance on third parties to conduct clinical trials and preclinical studies; our reliance on third parties for the manufacture and shipping of our product candidates; risks associated with our license and collaboration agreements and future strategic alliances; significant competition in our industry; product candidates for which we intend to seek approval as biologic products may face competition sooner than anticipated; our success is dependent on our ability to attract and retain highly qualified management and other clinical and scientific personal; if we or our licensors are unable to obtain, maintain, defend and enforce patent or other intellectual property protection for our current or future product candidates or technology; risks associated with our common stock and the other important factors discussed under the caption “Risk Factors” in its filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, once available, which are accessible on the SEC’s website at www.sec.gov and the Investors section of the Company’s website at investors.metsera.com. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, except as required by law, it disclaims any obligation to do so, even if subsequent events cause the Company’s views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Contact:

Jono Emmett

Metsera

media@metsera.com

METSERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
	As of
	(unaudited)
	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$530,919	$352,447
Prepaid expenses and other current assets	7,157	6,686
Total current assets	538,076	359,133
Property and equipment, net	248	57
Operating lease right-of-use asset	1,042	1,385
Intangible assets and goodwill	98,737	90,413
Other assets	1,557	—
Total assets	$639,660	$450,988
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$22,912	$20,837
Accrued expenses and other current liabilities	37,556	17,877
Note payable with related parties	—	8,387
Due to related parties	300	392
Operating lease liabilities, current	740	714
Contingent consideration, current	40,800	19,100
Total current liabilities	102,308	67,307
Deferred tax liabilities	8,496	7,780
Operating lease liabilities, noncurrent	324	701
Contingent consideration, noncurrent	79,300	87,850
Total liabilities	190,428	163,638
Redeemable convertible preferred stock, par value $0.00001 per share	—	540,857
Stockholders’ equity (deficit):
Preferred stock, par value $0.00001 per share	—	—
Common stock, par value $0.00001 per share	1	—
Additional paid-in capital	838,119	2,479
Accumulated other comprehensive income (loss)	13,561	1,160
Accumulated deficit	(402,449)	(257,146)
Total stockholders’ equity (deficit)	449,232	(253,507)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$639,660	$450,988

METSERA, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share data)

	(unaudited)		(unaudited)
	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Operating expenses:
Acquired in-process research and development	$—	$—	$—	$90
Research and development	60,511	20,855	117,697	38,668
General and administrative	11,482	5,643	20,085	9,718
Change in fair value of contingent consideration	(870)	1,507	13,150	592
Total operating expenses	71,123	28,005	150,932	49,068
Loss from operations	(71,123)	(28,005)	(150,932)	(49,068)
Other income (expense):
Interest expense	(39)	(27)	(140)	(27)
Foreign exchange loss	(2,958)	(17)	(4,547)	(18)
Interest income	5,405	1,063	10,316	1,956
Loss before income taxes	(68,715)	(26,986)	(145,303)	(47,157)
Income tax benefit	—	258	—	549
Net loss	$(68,715)	$(26,728)	$(145,303)	$(46,608)
Net loss per share of common stock, basic and diluted	$(0.66)	$(1.86)	$(1.62)	$(3.31)
Weighted-average shares of common stock outstanding, basic and diluted	104,879,649	14,367,751	89,719,624	14,102,215